                                 EXHIBIT H.(III)
                              AMENDMENT NUMBER 2 TO
                      TRANSFER AGENCY AND SERVICE AGREEMENT

     Pursuant to the Transfer Agency and Service Agreement by and among THE HARTFORD MUTUAL FUNDS, INC., THE HARTFORD MUTUAL FUNDS II, INC. and HARTFORD ADMINISTRATIVE SERVICES COMPANY dated as of February 1, 2006, Exhibit A attached hereto is hereby amended to add Class R3, Class R4 and Class R5.

                                        THE HARTFORD MUTUAL FUNDS, INC.
                                        THE HARTFORD MUTUAL FUNDS II, INC.


                                        By: /s/ John C. Walters
                                            ------------------------------------
                                        Name: John C. Walters
                                        Title: Vice President


                                        HARTFORD ADMINISTRATIVE SERVICES COMPANY


                                        By: /s/ Robert M. Arena
                                            ------------------------------------
                                        Name: Robert M. Arena
                                        Title: Vice President

Effective Date: December 15, 2006

                                                                       EXHIBIT A

                                 TA FEE SCHEDULE
                        (as amended on December 15, 2006)

Class A, B, C and I Shares:

     $32 per Check & App Shareholder Participant Account
     $24 per Omnibus Shareholder Participant Account
     $20 per Network Shareholder Participant Account
     $18 per Third Party Administrator Shareholder Participant Account

Class R3, R4 and R5 Shares:

     $32 per Check & App Shareholder Account
     $24 per Omnibus Shareholder Account
     $20 per Network Shareholder Account
     $18 per Third Party Administrator Shareholder Account

Class Y Shares:

     0.05% of assets in each Portfolio; provided however, that the annual aggregate TA Fee paid by the Funds for Class Y Shares shall not exceed $150,000.

The TA Fee shall include all out of pocket expenses otherwise payable by a Portfolio pursuant to Section 2.2 and 2.3 of the Agreement except for postage, solicitation, tabulation and printing expenses related to proxy solicitation, unless otherwise agreed to by the Funds and HASCO.